Exhibit 26(e)(2): Simplified Issue Variable Life Insurance Application

Q2008-11/97 (Simplified Issue Application) 1

Simplified Issue Variable Life Insurance Application

1. Is insurance for pension or similar tax qualified plan? (If "Yes," see question number 26.) Yes No

Section A - Proposed Insured

2. Name (First, Middle, Last)_______________________________________________________________________________

Birthdate (Mo/Day/Yr)_____________________ Birthstate____________________________________ Sex Male Female

Home Address (Street)_________________________________________________________________________________

(City/State/Zip)_________________________________________________________________________________

Social Security Number __________________________ Home Phone (_____) _____________ Work Phone (_____)____________

3a. Occupation _____________________________________________________________ 3b. Date of Hire _______________

4a. Is Proposed Insured currently actively at work on a full time basis performing all duties of Proposed Insured's regular occupation, at Proposed Insured's customary place of employment for at least 30 hours per week? Yes No If "No" explain: _________________________________________

______________________________________________________________________________________________

4b. Has Proposed Insured: (1) been absent from work due to illness or medical treatment for a period of 5 business days or more within the last 90 days; or (2) been hospitalized for any reason during this same period? Yes No If "Yes" explain: _________________________________________

______________________________________________________________________________________________

5. Has Proposed Insured used tobacco (cigarettes, cigars, chewing tobacco, pipe, nicotine substitutes, etc.) or any other substance containing nicotine within the last

12 months? Yes No If "Yes," what type and frequency? ____________________________________________________

______________________________________________________________________________________________

6. Is this insurance to replace, or will it cause any change in, any existing life insurance or annuity on any person proposed for coverage? Yes No

If "Yes" submit a completed replacement form with this application.

Section B - Owner (if other than Proposed Insured)

7a. Owner's Name and Address ______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

7b. Owner's Social Security Number (or Tax I.D. Number) _______________________________________________________________

7c. Owner's Relationship to Proposed Insured ______________________________________________________________________

S E C U R I T Y L I F E O F D E N V E R I N S U R A N C E C O M PANY

Home Office Multi-life Customer Service Center

1290 Broadway P. O. Box 173888

Denver, CO 80203-5699 Denver, CO 80217-3888

1-303-860-1290 1-800-525-9852

Q2008-11/97 (Simplified Issue Application) 2

Section C - Beneficiaries

8a. Primary Beneficiary _________________________________________________ Relationship to Insured ___________________

(or Trust information)

Social Security (or Tax I.D.) Number __________________________

8b. Contingent Beneficiary________________________________________________ Relationship to Insured ___________________

(or Trust information)

Social Security Number (or Tax I.D. Number) ______________________

Section D - Billing

9. Employer's Name and Address ____________________________________________________________________________

____________________________________________________________________________

ATTN: ________________________________________________________________________

10. Mailing Address (for Premium Notices and Correspondence)____________________________________________________________

_____________________________________________________________________________________

ATTN: __________________________________________________________________________________

11. Payment Method: List bill 12. Premium Mode: ____________________________________

Section E - Plan Information - Flexible Premium Variable Life Insurance Policy

13. Product ________________________________________ 14. Policy Issue Date (Mo/Day/Yr): __________________________

15. Guaranteed Issue Version ______________________________ 16. Unisex Version_____________________________________

17a. Stated Death Benefit __________________________________________________________________________________

______________________________________________________________________________________________

17b. Definition of Life Insurance Test Guideline Premium Test Cash Value Accumulation Test

17c. Death Benefit Options Option 1 (Stated Death Benefit)

Option 2 (Stated Death Benefit plus account value)

Option 3 (Stated Death Benefit plus premiums paid minus withdrawals)

Section F - Guaranteed Minimum Death Benefit Option

18. Guarantee Period (Select one, if option desired; otherwise there will be no Guaranteed Period)

Later of ten years or proposed insured's age 65 Lifetime of proposed insured Not available on this product

Note: The Guarantee Period will terminate if:

a. You fail to pay the required Guarantee Period Annual premium defined in your prospectus; or

b. Your Account Value on any Monthly Processing date is not diversified according to the following rules:

1. No more than 35% of your Net Account Value may be invested in any one division; and

2. Your Net Account Value must be invested in at least five divisions.

You will satisfy these diversification requirements if: (i) you participate in the Automatic Rebalancing feature defined in and governed by the policy prospectus in effect at the time you elect the Guarantee Period and your Automatic Rebalancing allocations comply with the diversifications specified above; or (ii) you elect

Dollar Cost Averaging and direct the resulting transfers into at least four other Divisions with no more than 35% of any transfer being to any one division.

Q2008-11/97 (Simplified Issue Application) 3

Section G - Suitability

19. a. Have you, the Proposed Insured, and the Owner, if other than the Proposed Insured, received a current Prospectus dated ________________ for the

Variable Life Insurance policy applied for and current prospectus for each of the Variable Account Divisions? Yes No

b. DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED

CONDITIONS; POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF INVESTMENT DIVISIONS IN A

SEPARATE ACCOUNT, AND MAY INCREASE IN ACCORDANCE WITH THE INTEREST CREDITED IN THE GUARANTEED INTEREST DIVISION; AND THE AMOUNT

PAYABLE AT THE FINAL POLICY DATE IS NOT GUARANTEED BUT IS DEPENDENT ON THE AMOUNT THEN IN THE ACCOUNT VALUE? Yes No

c. Do you understand that any personalized illustrations received are based on hypothetical interest assumptions which may not be indicative of actual future investment experience of our Separate Account or of actual interest credited in our Guaranteed Interest Division? Yes No

d. With this in mind, is the policy in accord with your insurance objectives and your anticipated financial needs? Yes No

Section H - Medical Information

20. List all Insurance (including group term) you (1) now have in force or (2) applied for within the last 12 months, or (3) pending now.

If NONE, Check this box

21. Have you ever had life or health insurance (or reinstatement) postponed, limited, rated, canceled, refused or declined? Yes No If "Yes," explain:

____________________________________________________________________________________________________

____________________________________________________________________________________________________

22. Print the name and address of your personal physician(s) and give the date and reason for last consultation (if none, state "None"): _________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

23. Proposed Insured's Height: __________ Weight: ___________

Accidental

Name of Year Death Business or Indicate if Inforce,

Proposed Insured Company Issued Amount Amount Personal Applied for, or Pending

Q2008-11/97 (Simplified Issue Application) 4

DETAILS OF ALL "YES" ANSWERS TO QUESTION 24 (Please attach second sheet if additional space is needed.)

Question No. Full details of disease, injury, activity, etc. Names and Addresses of Physicians and Hospitals (if applicable)

Section H - Medical Information (continued)

24. Personal Information

Have you (provide details for any "yes" answers in the box, below): YES NO

a. within the past 10 years been treated for or diagnosed as having, by a licensed member of the medical profession, any of the following: heart trouble, emphysema, stroke, high blood pressure, chest pain, diabetes, kidney or liver disease, tumor or cancer?

b. within the past 10 years been diagnosed, by a licensed member of the medical profession, as having Acquired Immune Deficiency

Syndrome (AIDS)? (Do not answer this question if you reside in Nevada.)

c. been treated for or diagnosed as having any other disease, illness or impairment within the last 5 years not mentioned above?

d. in the past 5 years consulted a physician or medical practitioner, or been examined or treated at a hospital or other medical facility?

e. within the last 2 years taken or do you currently take any prescription medication? (If so, state name of drug, reason for taking drug and frequency)

f. in the last 10 years used or been treated for the use of alcohol, marijuana, narcotics, hallucinatory or mind altering substances not prescribed by a physician? (If "Yes," how often? how much?)

g. in the last 2 years: had a driver's license denied, revoked or suspended; had three or more moving violations; been convicted of an alcohol or drug related driving offense; been involved in 2 or more auto accidents? If yes, give driver's license number and details below.

h. flown within the last 2 years, other than as a passenger on a regularly scheduled airline, or do you have plans to fly in the future?

(If "Yes," complete Aviation Supplement.)

i. participated in the last 3 years (or is any such activity contemplated) in vehicle racing, ballooning, bobsledding, hang gliding,

horse racing, mountaineering, rodeo, scuba/skin diving, or skydiving/parachuting? (If "Yes," please complete Avocation Supplement)

j. any plans to travel or reside outside the USA or Canada?

Q2008-11/97 (Simplified Issue Application) 5

Fraud Warnings

(For All States Except Oregon)

For Applicants in All States Except Any person who knowingly and with intent to injure, defraud, or deceive any insurance company, files an application, statement or claim

Colorado, Connecticut, District of containing any false, incomplete, or misleading information may be guilty of insurance fraud.

Columbia, Florida, Pennsylvania

and Virginia:

For Applicants in Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance,

and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement of award payable from insurance proceeds shall be reported to the

Colorado Division of Insurance within the Department of Regulatory Agencies.

For Applicants in Connecticut: Any person who knowingly and with intent to injure, defraud, or deceive any insurance company, files an application, statement or claim containing any false, incomplete, or misleading information may be guilty of insurance fraud as determined by a court of competent jurisdiction.

For Applicants in District of Columbia: "WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE

INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY

INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT."

For Applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurance company, files an application, statement or claim containing any false, incomplete, or misleading information may be guilty of a felony of the third degree.

For Applicants in Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in Virginia: Any person who with intent to defraud, or knowing that he is facilitating a fraud against an insurer, submits an application, statement or files a claim containing false, or deceptive statement may have violated state law.

25. Special Instructions

Home Office Corrections (Insurance company use only)

(Not applicable in North Dakota, Oregon, Pennsylvania, and West Virginia.)

26. Will the policy be owned by a "Funded ERISA Plan" as specified below? Yes No

If "Yes" please check one of the following:

Tax qualified plan [specify, i.e., 401(k), profit sharing, defined benefit, defined contribution, HR10, 403(b)]:___________________________

Section 419/419A plan (specify trust name):____________________________________

VEBA Trust (specify trust name):____________________________________

Secular Trust

Q2008-11/97 (Simplified Issue Application) 6

AGENT USE ONLY (Please print)

Except for any medical exam form, I certify that I have asked and recorded completely and accurately the answers to all questions on this application. I know of nothing else affecting the risk.

Do you have knowledge or reason to believe that replacement of existing life insurance or annuity may be involved? Yes No

If "Yes" please provide appropriate replacement forms.

Signature of Agent/Registered Rep. _________________________________________ Reg. Rep Number ________________ % Split __________

Signature of Agent/Registered Rep. _________________________________________ Reg. Rep Number ________________ % Split __________

Signature of Agent/Registered Rep. _________________________________________ Reg. Rep Number ________________ % Split __________

____________________________________________________ ___________________________________________________

Name of Broker/Dealer/Branch/OSJ Name of Broker/Dealer/Branch/OSJ

AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

Security Life of Denver Insurance Company ("ING Security Life") may obtain information about me or my minor children from: any physicians; medical practitioner; hospital, clinic or other medical facility; employer; other insurance companies or institutions; consumer reporting agency; or Medical Information Bureau, Inc. (MIB, Inc.). The purpose is to evaluate my application for insurance or benefits. ING Security Life may obtain an investigative consumer report and any records or other information available as to diagnosis, treatment and prognosis of any physical or mental condition.

ING Security Life may obtain any drug, physical and mental health, and alcohol-related information which may be protected by federal or state laws and regulations. As it pertains to alcohol and drug information covered by federal regulation, this authorization may be revoked at any time by written notice to ING Security Life. But any action taken before my written revocation is received by ING Security Life will not be affected.

ING Security Life may make a brief report about me or my children to MIB, Inc.

ING Security Life may disclose information to: its reinsurers; those who perform services for ING Security Life on my application for insurance or benefits: or those companies to which I have applied or may apply for life or health insurance or benefits. Disclosure may be made when required or permitted by law.

This authorization is valid for two and one-half years from the date below. An original or copy may be used by ING Security Life or its authorized representatives to obtain information. I have read and received a copy of this authorization. I also have a copy of the

Notice of Information Procedures. It includes the MIB, Inc. and Fair Credit Reporting Notices.

All statements and answers in this application (which includes supplements and amendments)

are true and complete to the best of my knowledge and belief. I also agree that:

1. The statements and answers in this application will be relied upon and form the basis of any insurance.

2. No information will be considered as having been given to Security Life of Denver

Insurance Company ("ING Security Life") unless it is written in this application. (This paragraph does not apply in the states of Alaska, Missouri, Oregon, South

Carolina, South Dakota and Wisconsin.)

3. No agent or any other unauthorized person can make or change any insurance contract or give up any of ING Security Life's rights or requirements. Any change must be in writing and signed by an officer of ING Security Life.

4. ING Security Life may amend this application by an appropriate notation in the space designated "Home Office Corrections" in order to correct errors or omissions or to conform the application with any policy that may be issued. The acceptance of the policy constitutes a ratification of such amendments. (This paragraph does not apply in the states of North Dakota, Oregon, Pennsylvania, and West Virginia.)

In those states, including Maryland, where change in amount, age at issue,

classification, plan, premium, or benefit requires the written consent of the applicant,

no change may be ratified except by a written acceptance. We reserve the right to make any changes required by law.

5. Insurance Under Policy Applied For - Except as may be provided in any

Binding Limited Life Insurance Coverage, no policy of insurance will be in force until (1) the first policy premium is paid and (2) the policy is delivered while the facts and health condition of the proposed insured(s) are as represented in this application. When these conditions are satisfied, the policy as delivered will then take effect.

6. I certify, under penalty of perjury, that my social security/tax identification number(s)

is shown and is correct and that I am not subject to back up withholding.

7. If the contract applied for is for a pension, profit-sharing, HR10, or other tax qualified plan, any policy issued shall not be transferable other than to the insurer, except as directed by the Plan Administrator. Other applicable provisions may be added to the contract.

AGREEMENTS

Signature of Proposed Insured___________________________________________________________ Date____________________

Signature of Owner _________________________________________________________________ Date____________________

(If other than Proposed Insured)

Name and Title of Owner _____________________________________________________________________________________________

(If owner is a business entity, print the business entity's name and the title of person signing.)

APPLICATION SIGNED BY PROPOSED INSURED OR OWNER (IF OTHER THAN PROPOSED INSURED) IN: STATE

MUST BE COMPLETED

Q2008-11/97 (Simplified Issue Application) 7

OUR UNDERWRITING PROCESS

This process is an evaluation of information about you. It is to see if you qualify for the insurance requested. The information we review may vary with the insurance applied for.

We look at information about you such as: your age; occupation; health; mode of living;

avocation; and other personal information.

Answers on the application are the principal source of information. We may contact other people or institutions personally, by phone, or by letter. The purpose is to confirm or add to information you have provided. For example, we may obtain information from your doctor,

clinic, hospital, or other insurers. In some cases, your ING Security Life agent may obtain information on our behalf. A medical examination or laboratory tests may be requested.

MIB, INC.

Medical Information Bureau, Inc. ("MIB, Inc.") may provide ING Security Life with a brief report about you. This is a nonprofit organization of life insurance companies which has an information exchange for its members. Information that is sent to MIB, Inc. by one member may be given to their member companies who have a business need for it.

Upon your written request, MIB, Inc. will arrange for disclosure of any information it may have in your file. If you question the accuracy of MIB's information, you may request a correction according to the procedures in the Federal Fair Credit Reporting Act. MIB's address is: P.O. Box 105, Essex Station, Boston, Massachusetts 02112, telephone

617/426-3660.

CONSUMER REPORTS

In some cases, a ING Security Life representative may prepare a consumer report or investigative consumer report about you or, ING Security Life may ask an independent agency to prepare a consumer report or an investigative consumer report about you. These reports may include information on your character; general reputation; personal characteristics such as health, finances, and job, and mode of living except as may be related directly or indirectly to your sexual orientation. Any information obtained by the agency may be kept in its file and later given to others who have a business need for it.

If an investigative consumer report is ordered by ING Security Life, the report will include information obtained through interviews with your neighbors, friends, or others you know.

You may request a personal interview. The agency will make a reasonable attempt to talk to you. It will include that information in its report. The Federal Fair Credit Reporting Act gives you the right to make a written request within a reasonable period of time, to receive additional information from ING Security Life about the nature and scope of an investigation, if one is made. We will provide the name, address, and phone number of any agency we ask to prepare such a report. You may contact the agency directly to learn about the contents of the report or to request a copy of the report.

DISCLOSURE OF INFORMATION

Information we obtain about you is confidential. As permitted by law, we may disclose information without further authorization to others such as: consumer reporting agencies hired to prepare investigative reports; insurance companies to which you have applied for coverage or benefits; those providing services for us; those conducting bona fide actuarial,

marketing, or scientific studies or audits; and your attending doctor.

Upon written request, we will give you more information about these procedures.

YOUR RIGHT TO REVIEW INFORMATION

These are procedures by which you can make a written request to review personal information in our policy file. However, ING Security Life will not disclose information to you that was prepared for any anticipated claim or any civil or criminal proceeding. We also have procedures by which you may request correction, amendment, or deletion of any information in our files which you believe to be inaccurate or irrelevant. Upon written request, we will provide you with further information about these procedures.

We hope this notice helps explain our underwriting process. If you have any additional questions, discuss them with your agent or contact us directly.

Security Life of Denver Insurance Company

Home Office Mailing Address

1290 Broadway P. O. Box 173888

Denver, CO 80203-5699 Denver, CO 80217-3888

1-800-448-9839 1-800-848-6382

NOTICE OF INFORMATION PROCEDURES

(Detach and give to Applicant)

AGREEMENTS

All statements and answers in this application (which includes supplements and amendments)

are true and complete to the best of my knowledge and belief. I also agree that:

1. The statements and answers in this application will be relied upon and form the basis of any insurance.

2. No information will be considered as having been given to Security Life of Denver

Insurance Company ("ING Security Life") unless it is written in this application. (This paragraph does not apply in the states of Alaska, Missouri, Oregon, South

Carolina, South Dakota and Wisconsin.)

3. No agent or any other unauthorized person can make or change any insurance contract or give up any of ING Security Life's rights or requirements. Any change must be in writing and signed by an officer of ING Security Life.

4. ING Security Life may amend this application by an appropriate notation in the space designated "Home Office Corrections" in order to correct errors or omissions or to conform the application with any policy that may be issued. The acceptance of the policy constitutes a ratification of such amendments. (This paragraph does not apply in the states of North Dakota, Oregon, Pennsylvania, and West Virginia.)

In those states, including Maryland, where change in amount, age at issue,

classification, plan, premium, or benefit requires the written consent of the applicant,

no change may be ratified except by a written acceptance. We reserve the right to make any changes required by law.

5. Insurance Under Policy Applied For - Except as may be provided in any

Binding Limited Life Insurance Coverage, no policy of insurance will be in force until (1) the first policy premium is paid and (2) the policy is delivered while the facts and health condition of the proposed insured(s) are as represented in this application. When these conditions are satisfied, the policy as delivered will then take effect.

6. I certify, under penalty of perjury, that my social security/tax identification number(s)

is shown and is correct and that I am not subject to back up withholding.

7. If the contract applied for is for a pension, profit-sharing, HR10, or other tax qualified plan, any policy issued shall not be transferable other than to the insurer, except as directed by the Plan Administrator. Other applicable provisions may be added to the contract.

S e c u r i t y L i f e o f D e nve r I n s u r a n c e C o m p a ny

1290 Broadway Denver, Colorado 80203-5699

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